Exhibit 3.2

Secretary of State	DOCKET NUMBER:	052711058
Corporations Division	CONTROL NUMBER:	0515371
315 West Tower	EFFECTIVE DATE:	09/21/2005
#2 Martin Luther King, Jr. Dr.	REFERENCE:	0077
Atlanta, Georgia 30334-1530	PRINT DATE:	09/28/2005
	FORM NUMBER:	661
TYSON & MILLSAPS LLP
PATRICK N. MILLSAPS
P.O. BOX 107
CAMILLA, GA 31730
CERTIFICATE OF NAME CHANGE AMENDMENT
I, Cathy Cox, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that
MITCHELL COUNTY RESEARCH GROUP, LLC
A GEORGIA LIMITED LIABILITY COMPANY
has filed articles of amendment in the Office of the Secretary of State changing its name to
FIRST UNITED ETHANOL, LLC
and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.
WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

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[Seal of Georgia]	/s/ Cathy Cox

Cathy Cox Secretary of State

[Stamped: COPY]
ARTICLES OF AMENDMENT OF
MITCHELL COUNTY RESEARCH GROUP, LLC
     COMES NOW, “MITCHELL COUNTY RESEARCH GROUP, LLC,” (hereinafter “Company”), a Georgia Limited Liability Company formed pursuant to those certain Articles of Organization of the Mitchell County Research Group (hereinafter the “Articles”), filed of record with the Secretary of State on March 9, 2005, does hereby amend the Articles as follows:
1.
     The Articles are amended so as to change the name of the Company to First United Ethanol, LLC.

[Stamped: 2005 SEP 21 AM 10:13
SECRETARY OF STATE
CORPORATIONS DIVISION]
2.
     Paragraph 5 of the Articles is amended to wit: The mailing address of the principal place of business of the Company is P.O. Box 386 Camilla, Georgia 31730.
3.
     These changes will be effective as of the date of the filing of these Articles of Amendment.
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment, this 19th day of September, 2005.

TYSON & MILLSAPS
/s/ Patrick N. Millsaps
PATRICK N. MILLSAPS State Bar Number 509888 P.O. Box 107 76 E. Broad Street Camilla, GA 31730

ATTORNEY FOR MITCHELL COUNTY RESEARCH GROUP, LLC